EXHIBIT 10.18


                 Amendment No. 2 to Corporate Services Agreement


     This Amendment is made as of November 28, 2000 between Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc., a Delaware corporation ("MascoTech") concerning that certain Corporate Services Agreement dated as of January 1, 1987 and amended as of October 31, 1996 and related letter agreements dated January 22, 1998 and June 17, 1998 (the "Services Agreement"). All capitalized terms used and not otherwise defined in this amendment shall have the meanings ascribed to them in the Services Agreement.

     WHEREAS, MascoTech has entered into a Recapitalization Agreement, dated as of August 1, 2000, with Riverside Company LLC, a Delaware limited liability company (the "Recapitalization Agreement");

     WHEREAS, Masco and other parties have entered into an Exchange and Voting Agreement dated as of August 1, 2000, with MascoTech (the "Exchange and Voting Agreement");

     WHEREAS, in connection with the Recapitalization Agreement and the Exchange and Voting Agreement, Masco and MascoTech desire to amend certain provisions of the Services Agreement as set forth herein.

     IN CONSIDERATION OF the mutual covenants and agreements contained in this Amendment, the parties agree to amend the Services Agreement as follows:

     1. Paragraph 1 is hereby amended by inserting the following after the first sentence thereof:

          Notwithstanding the foregoing, beginning January 1, 2001, Masco shall provide to MascoTech and its subsidiaries only the services listed on Schedule A hereto; provided, however, Masco shall provide the services entitled "Litigation Support" only to the extent consistent with applicable standards of professional responsibility. In addition, Masco acknowledges that due to its long-standing relationship as a corporate services provider to MascoTech that Masco and certain of its employees possess historical information and knowledge related to MascoTech's business operations and agrees, upon reasonable request, to allow MascoTech access to such information and personnel.

     2. Paragraph 3 is hereby amended by adding the following at the end of such paragraph:

          Notwithstanding the foregoing, on and after January 1, 2001, the fee for the services to be provided pursuant to the terms hereof shall



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     equal such fees as are mutually agreed by the parties hereto; provided, such fees shall not exceed $3.0 million in fiscal 2001 and $500,000 in fiscal 2002.

     3. Paragraph 5 is hereby amended by deleting it in its entirety and replacing it with the following:

          The term of this Agreement shall be from the date hereof until December 31, 2002; provided, however, Masco shall not be required to provide any service to MascoTech pursuant to the terms of the Services Agreement after the date set forth beside each such service listed on Schedule A hereto; and provided further, that termination of this Agreement shall not relieve either party of its obligations accruing hereunder through the effective date of termination.

     4. The parties hereto further agree that an orderly transition of corporate services is in their mutual best interest and they agree they will each consider in good faith any request by the other to modify Schedule A and any other provisions of the Agreement, as amended hereby, that may be impacted by a modification to Schedule A.

     5. Except as expressly amended hereby, the terms and conditions of the Services Agreement are hereby ratified and confirmed and remain in full force and effect.


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                                      -3-


     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.

                                  MASCO CORPORATION



                                  By:    ____________________________
                                         Name:
                                         Title:



                                  MASCOTECH, INC.



                                  By:    ____________________________
                                         Name:
                                         Title:





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                                                                      Schedule A



                                    Services


                                   Termination
Services                                                          Date
--------                                                       -------

o         General Legal Services                                 05/31/01

o         Specialty Legal Services
      o        Intellectual Property                             12/30/01
      o        Litigation Support                                12/31/02
      o        Employee Issues                                   12/31/01
      o        Environmental                                     12/31/01

o         Tax                                                    04/30/01

o         IAD                                                    03/31/01

o         Benefit Administration                                 12/31/01

o         Retirement Administration                              06/30/01

o         Property Management                                    12/31/01

o         R&D                                                    06/30/01

o         Operational Services                                   06/30/01

o         Consolidation                                          06/30/01